UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)	June 23, 2004

Matrix Service Company

(Exact name of registrant as specified in its charter)

0-18716

(Commission File Number)

Delaware	73-1352174
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10701 East Ute Street Tulsa, Oklahoma (Address of principal executive offices)	74116 (Zip Code)

(918) 838-8822

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On June 23, 2004, Matrix Service Company (the “Registrant”) issued a Press Release, in substantially the form attached hereto as Exhibit 99.1, that announced that its fourth quarter results for the fiscal year ended May 31, 2004 were negatively affected by cost overruns on two projects. Primarily as a result of these cost overruns, Matrix has reduced its earnings expectation for the fourth quarter to a range of $0.00 to $0.10 per fully diluted share and for the 2004 fiscal year to a range of $0.52 to $0.62 per fully diluted share. In addition, Matrix announced projected fully diluted earnings per share for the fiscal year ended May 31, 2005 to be in the range of $0.70 to $0.80.

In connection with the second project mentioned, Matrix has initiated a lawsuit in the Superior Court of New Jersey, Mercer County, against the former general contractor of the project as an early step in the dispute resolution process and in an attempt to preserve its lien position. The lawsuit is in its early stages and no discovery has occurred to date. Matrix believes it is adequately reserved for any potential loss related to the dispute and will continue to assess the adequacy of the reserve as additional information becomes available.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued June 23, 2004

The information in this Current Report on Form 8-K, and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: June 23, 2004	By	/s/ Les Austin
Les Austin Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued June 23, 2004